DATED 28 October 2005
                              ---------------------




                         CARBON INVESTMENTS LIMITED (1)


                                       and


                        CENTURION GOLD HOLDINGS, INC (2)




                   ------------------------------------------

                             JOINT VENTURE AGREEMENT
                          RELATING TO OIL & GAS LEASES
                              OVER THE KITCHEN AND
                             EAST KITCHEN PROSPECTS
                           IN THE COOK INLET IN ALASKA

                   ------------------------------------------





                                 GSC Solicitors
                                 31-32 Ely Place
                                 London EC1N 6TD

                               Tel: 020 7822 2222
                               Fax: 020 7822 2217
                                   Ref: JHB KJ

THIS AGREEMENT is dated 28 October 2005


PARTIES

CARBON INVESTMENTS LIMITED, a company registered under the laws of the Turks & Caicos Islands with company number E35160 whose registered office is at Gretton House, Pond Street, Grand Turk, Turks & Caicos Islands, British West Indies ("Carbon"); and

CENTURION GOLD HOLDINGS, INC, a company registered under the laws of Florida USA with company number 65-1129207 whose registered office is at Mainreef Road, Primrose, South Africa ("Centurion").


WHEREAS

1. This Agreement is supplemental to an agreement between Centurion and Escopeta Oil Co., LLC, ("Escopeta") a Texas Corporation dated 17 October 2005 ("the Escopeta Agreement") a copy of which is attached as Annexe "A" whereby Centurion agreed to purchase an undivided 75% interest ("the Rights") in the oil & gas leases referred to in the Schedule thereto ("the Oil & Gas Leases").

2. Carbon has experience in introducing natural resource companies to listing on AIM on the London Stock Exchange and has contacts with Financial Advisers who wish to assist Centurion in listing the Rights on AIM.

3. Carbon also has access to third parties and investors who may be interested in financing the exploitation of the Rights.

4. The Parties have agreed to enter into a joint venture for the exploitation of the Rights and the Oil & Gas Leases together with Escopeta on the terms and upon the conditions set out below.

NOW IT IS AGREED as follows

1.    Joint Venture

      Subject as follows the Parties have agreed to joint venture the exploitation of the Rights under the Escopeta Agreement in the proportion as to 60% to Carbon and 40% to Centurion ("the Joint Venture Ratios").

2. All assignments and other documents to be entered into by Centurion pursuant to the terms of the Escopeta Agreement shall be documented in the names of the Parties and the Parties shall do all acts and things so as to give effect to the terms of this Agreement.

3. Immediately following execution of this Agreement Centurion shall give notice of this Agreement and its terms to Escopeta and due notice of the Agreement shall (if possible) be registered in the relevant land authority in Alaska where the Oil & Gas Leases were initially issued and registered.

4.    Financing of the Escopeta Agreement

      Centurion will finance and make all payments due to Escopeta under the terms of the Escopeta Agreement on a timeous basis and do all acts and things necessary to preserve the Rights under the Escopeta Agreement.

5. Notwithstanding the provisions of paragraph 4 above the Parties shall procure that all costs and charges incurred by Centurion in connection with the Escopeta Agreement are reimbursed to Centurion in the Joint Venture Ratios at the time of a sale of the Rights pursuant to paragraph
      7. below or if a sale is not effected before any division of revenue to the Parties pursuant to paragraph 10. below.

6. Notwithstanding the provisions of paragraphs 4. and 5. above the Parties shall mutually cooperate to secure funding for Centurion to enable Centurion to fund all payments due and payable under the Escopeta Agreement.

7.    Sale of the Rights

      The Parties will use their respective best endeavours to procure the Rights will be sold by Centurion to a listed company in the UK or elsewhere for a consideration to be established following completion of a Competent Valuation Report to be commissioned by Centurion.

8.    Conduct of the Sale/Listing of the Rights

      The Parties shall mutually cooperate to secure a sale of the Rights pursuant to paragraph 7. above and Centurion will expeditiously appoint all and any necessary professional advisers to effect such sale.

9.    Competent Valuers Report

      Centurion will coordinate the preparation of the Competent Valuation Report as soon as practicably possible with the intent that such Report shall be available by no later than 31 December 2005 with an Executive Summary Report giving estimates of the reserves within the Prospects contained within the Oil & Gas Leases being completed as soon as possible.

10.   Conduct of Joint Venture in the event of no Sale

      In the event that the Parties are not successful in coordinating and securing a sale of the Rights Centurion shall fulfil its obligations under the Escopeta Agreement.

11.   Option

      In consideration of the introduction by Carbon of Centurion to Escopeta, Centurion hereby grants to Carbon an option to purchase 20 million shares of common stock in the capital of Centurion at an option price of 50 cents per share exercisable by Carbon at any time within one year from the date hereof on the giving of notice in writing to Centurion.

12.   Restrictions

12.1  Centurion shall not without the prior written approval of Carbon:

      12.1.1 sell, transfer, lease, assign or otherwise dispose of the Rights or any part thereof (or any interest therein), or contract so to do whether or not for valuable consideration;

      12.1.2 mortgage encumber, pledge or otherwise charge the Rights or any part thereof (or any interest therein), or contract so to do;

      12.1.3 do or permit or suffer to be done any act or thing whereby Centurion may be wound up (whether voluntarily or compulsorily);

      12.1.4 enter into any contract or transaction relating to the Rights except in accordance with the terms of this Agreement and in on the ordinary and proper course of its business in promoting and developing the Rights on arm's length terms;

      12.1.5 borrow or raise money secured on the Rights;

      12.1.6 take major decisions relating to the Rights (in excess of US$10,000 being regarded as material for these purposes);

      12.1.7 incur capital expenditure in respect of the Rights (in excess of US$10,000 or such other sum as may be agreed between the Parties from time to time); and

      12.1.8 hold any meeting with Escopeta or purport to transact any business at any such meeting unless there are present duly authorised representatives or proxies for Carbon.

13.   Warranties and Indemnity

      In consideration of Carbon agreeing to enter into this Agreement Centurion, warrants and undertakes to Carbon that each of the warranties ("the Warranties") set out in the Schedule is true complete and accurate in all respects and is not misleading and Centurion agrees and acknowledges that Carbon is entering into this Agreement in reliance on the Warranties and that Carbon may treat the same as conditions of this Agreement;

14. Each of the Warranties shall be separate and independent and shall not be limited by reference to any other paragraph or sub-paragraph or anything in this Agreement; and

      Centurion covenants with and undertakes to Carbon to indemnify Carbon against all losses, costs, charges and expenses (including without limitation all legal and accountancy expenses) which Carbon may incur whether before or after the start of any action in connection with the investigation or settlement of a claim against Centurion in respect of a breach or the enforcement of a settlement and legal proceedings against Centurion in respect of a breach of the Warranties or a breach of this Agreement or a breach of the Escopeta Agreement.

15.   Event of Default

15.1  There shall be an event of default ("Event of Default"):

      15.1.1 if Centurion fails to observe or perform any other obligations under this Agreement or the Escopeta Agreement or Centurion is or becomes in breach of any Warranty; or

      15.1.2 if a receiver or administrative receiver or manager is appointed of or in relation to Centurion or the whole or any part of Centurion's undertaking assets rights or revenues or Centurion's directors request any person to make any such appointment; or

      15.1.3 if an encumbrancer takes possession of or a distress execution sequestration or process is levied or enforced upon the whole or any part of Centurion's undertaking assets rights or revenues; or

      15.1.4 if Centurion ceases to carry on the whole or a substantial part of its business or stops or suspends payment of its debts or proposes or enters into any composition scheme compromise or arrangement with or for the benefit of its creditors generally or any class of them; or

      15.1.5 if an application is made or a petition is presented by any person to any court for an administration order in relation to Centurion; or

      15.1.6 if Centurion is (or admits that it is) unable to pay its debts as they fall due or are deemed unable to pay its debts under section 123(1) of the Insolvency Act 1986; or

      15.1.7 if Centurion becomes insolvent or any petition is presented by any person or any order is made by any court or any meeting is convened for the purpose of considering a resolution or any resolution is passed for its winding-up liquidation or dissolution; or

      15.1.8 if any of Centurion's shareholders issues a petition pursuant to
            Section 459 Companies Act 1985; or

      15.1.9 if any circumstances arise which in Carbon's opinion has or may have a material adverse effect on Centurion's ability to perform its obligations under this Agreement or the Escopeta Agreement; or

      15.1.10 if there is a change in the ownership or control of Centurion (except where Carbon's prior written consent has been obtained); or

      15.1.11 any event described in paragraphs 15.1.2 to 15.1.8 inclusive above or any analogous event occurs to the Company in any other jurisdiction.

15.2 If any Event of Default shall occur and be continuing after a period of 14 days following notice of an Event of Default being given by Carbon to Centurion, then Carbon shall cease to be under any further commitment to Centurion and Carbon may at any time thereafter (notwithstanding any conflicting agreement or arrangement) declare that this Agreement shall be terminated with immediate effect in which case Carbon shall have the right to acquire its 60% interest in the Rights for a sum of US$1.

16.   Invalidity of part of Agreement

      In the event that there shall be a final adjudication that any provisions or provision of this Agreement is, are or shall be invalid, illegal or contrary to public policy such adjudication shall not affect any of the other provisions of this Agreement which other provisions shall continue in full force and effect.

17.   Notices

17.1 Any notice to be given pursuant to this Agreement shall be in writing and sent by registered or recorded delivery return receipt requested. Any notice to a party shall be sent to the address of such party as set out in this Agreement or to such other address as such party may have designated by notice pursuant to this paragraph.

18.   Duration and assignment

18.1 This Agreement shall supersede any previous agreements between the Parties (including specifically the agreement between the Parties dated 7 October 2005 which has been cancelled) and this Agreement shall continue in full force and effect until:

      18.1.1 the date on which the Parties have concluded a sale of the Rights in accordance with the provisions of paragraph 7. above; or

      18.1.2 the date on which the Parties have successfully exploited the Rights under the Escopeta Agreement in accordance with the provisions of paragraph 10. above; or

      18.1.3 the date of commencement of Centurion's winding up; or

      18.1.4 the occurrence of an Event of Default.

18.2 Centurion shall not be entitled to assign this Agreement or any of its rights and obligations under it or any of its interest in the Rights unless such assignment has previously been agreed in writing by Carbon.

18.3 This Agreement shall enure for the benefit of and be binding upon the respective successors in title and/or personal representatives and/or permitted assigns of the Parties.

19.   Costs

      Centurion shall be responsible for the payment of all professional fees incurred by the Parties in connection with the negotiation preparation and completion of this Agreement.

20.   Governing Law

      This Agreement should be governed by the laws of England & Wales and the Parties shall submit themselves to the exclusive jurisdiction of England & Wales


As Witness the Parties have set their hands the day and year first above written


Signed by Irving Aronson            )
for and on behalf of                )
Carbon Investments Limited          )
In the presence of                  )





Signed by Dale Paul                 )
for and on behalf of                )
Centurion Gold Holdings, Inc        )
In the presence of                  )

                                    SCHEDULE

                                   Warranties

1. All information contained in this Agreement and all other information relating to Centurion is true, accurate and complete in every respect and there is no fact or matter which renders any such matters or information untrue, incomplete or misleading or the disclosure of which might reasonably affect the willingness of Carbon to enter into this Agreement.

2. Centurion has full power and authority to enter into and perform this Agreement and the Escopeta Agreement and this Agreement and the Escopeta Agreement constitute valid and binding obligations on Centurion in accordance with their terms.

3. The entry into this Agreement or the Escopeta Agreement or performing the obligations in such agreements has not resulted nor will result in the breach of any obligation of Centurion under:

      3.1 its memorandum or articles of association, statutes, bye laws or other terms of charter or corporate regulation;

      3.2 any law or any order, judgment or decree of any court or governmental agency including all relevant regulations of the Securities Exchange Commission in the United States of America; or

      3.3   any contract, undertaking or agreement.

4. Centurion is entitled to enter into this Agreement and the Escopeta Agreement without the consent of any third party.

5 Centurion has conducted and is conducting its business in accordance with all applicable laws and regulations and Centurion is not in breach of any order, decree or judgement of any court or any governmental or regulatory authority.

6 Centurion is not a party to any litigation or arbitration proceedings or any regulatory proceedings before any tribunal, assessor or expert in any jurisdiction and there are no proceedings of any of the aforesaid kind pending or threatened either by or against Centurion and there are no facts or circumstances which are likely to give rise thereto nor is there any dispute with any revenue authority in relation to the affairs of Centurion.

7 No distress, execution or other process has been levied in respect of Centurion which remains undischarged and there is no unsatisfied judgement or Court order outstanding against Centurion.

8 No receiver or manager has been appointed of the whole or any part of the assets or undertakings of Centurion.

9 No meeting has been convened at which a resolution will be proposed, no resolution has been passed, no petition has been presented and no order has been made for the winding up of Centurion.

                                   ANNEXE "A"

                             The Escopeta Agreement

                               ["to be attached"]